FIRST AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This First Amendment ("First Amendment") to Agreement of Sale and Escrow Agreement is entered into as of January 30, 1997, by and between WATERTON ASSOCIATES, LLC, a limited liability company, as Purchaser, COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois Limited Partnership, as Seller, and CHARTER TITLE COMPANY, agent for Chicago Title Insurance Company, as Escrow Agent.

                                   RECITALS

     A. Purchaser and Seller hereto have entered into an Agreement of Sale ("Agreement") and an Escrow Agreement ("Escrow Agreement"), both dated as of January 28, 1997 for the purchase and sale of the apartment project known as Courtyards of Kendall Apartments.

     B. Purchaser, Seller and Escrow Agent now wish to amend the Agreement and Escrow Agreement.

     NOW, THEREFORE, the Agreement and Escrow Agreement are amended as follows:

     1. Paragraph 8 of the Agreement and Paragraph 3 of the Escrow Agreement are hereby amended to provide that the Closing Date shall be March 17, 1997 instead of March 3, 1997.

     2. Paragraph 16 of the Agreement and Paragraph 1 of the Escrow Agreement are hereby amended to provide that the January 31, 1997 date shall now be February 28, 1997.

     3. Purchaser covenants and agrees to file its application for mortgage financing no later than February 3, 1997. Purchaser shall deliver to Seller a copy of the letter to the mortgage lender transmitting the mortgage application. Purchaser's failure to do the aforesaid on or before February 3, 1997 shall constitute a Default under the Agreement.

     4. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement remain in full force and effect and are hereby ratified and reaffirmed.

     5. All capitalized terms used herein shall have the same meaning as in the Agreement and Escrow Agreement.

     6. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.


                              PURCHASER:

                              WATERTON ASSOCIATES, LLC, a
                              limited liability company


                              By:   /s/ James M. Schwartz
                                   -------------------------------------


                              SELLER:

                              COURTYARDS OF KENDALL LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By:  Balcor Partners-XV, an Illinois general
                                   partnership, its general partner

                              By:  RGF-Balcor Associates-II, an Illinois
                                   general partnership, a general partner

                              By:  The Balcor Company, a Delaware
                                   corporation, a general partner

                              By:   /s/ Jerry M. Ogle
                                   -----------------------------------
                                        Jerry M. Ogle
                                        Managing Director and Secretary



                              ESCROW AGENT:

                              CHARTER TITLE COMPANY, agent for
                              Chicago Title Insurance Company


                              By:
                                   -------------------------------------
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